Exhibit 10.3
                                  -------------
                                LICENSE AGREEMENT

                                     BETWEEN

                            SYNTHONICS, INCORPORATED

                                       AND

                                  MEDSCAPE, LLC

     This LICENSE AGREEMENT is entered into between Synthonics, Incorporated (hereinafter referred to as "Synthonics, Incorporated"), a California corporation with principal offices at 31324 Via Colinas, Suite 106, Westlake Village, California, 91362, and MedScape, LLC (hereinafter referred to as "MedScape"), a California limited liability company with principal offices at 31324 Via Colinas, Suite 106, Westlake Village, CA 91362.

                                    RECITALS

     A. On or about September 2, 1996, Synthonics Technologies, Inc., a Utah corporation (hereinafter referred to as "Synthonics Technologies, Inc.") and William E. Harrell, Jr., DMD, P.C., an Alabama professional corporation (hereinafter referred to as "Harrell") entered a written Operating Agreement as members of MedScape. MedScape came into existence on or about August 13, 1996, when its Articles of Organization were filed with the California Secretary of State. Synthonics, Incorporated is the wholly owned subsidiary of Synthonics Technologies, Inc.

     B. Synthonics Technologies, Inc., and Harrell desire that H&M Associates, LLC (hereinafter referred to as "H&M Associates"), a California limited liability company, be added as a member of MedScape. H&M Associates desires to become a member of MedScape. Therefore, concurrently with the execution of this License Agreement, Synthonics Technologies, Inc., Harrell, and Harrell are executing a First Amended Operating Agreement (hereinafter referred to as "First Amended Operating Agreement") pursuant to which H&M Associates is being added as a member of MedScape.

     C. Also concurrently with or prior to the execution of this License Agreement, Harrell and H&M Associates have each entered a License Agreement with MedScape which is virtually identical in form and substance to this License Agreement except that those separate license agreements provide for the licensing by H&M Associates and H&M Associates to MedScape of other proprietary technology which is owned by Harrell and H&M Associates, respectively.

     D. Harrell, Synthonics Technologies, Inc., and H&M Associates have founded MedScape to combine their proprietary technologies to create, develop and offer software products to the medical and dental professions and their support labs. The software will be modular and include a system for sending, retrieving, cataloging and storing images. Each module will have an application to solve or enhance specific diagnostic challenges, improve treatment planning capabilities and may be used to enhance communication with colleagues and patients.

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     E. In accordance with the First Amended  Operating  Agreement,  Synthonics,
Incorporated is required to grant certain exclusive, worldwide license rights to certain proprietary technology under the terms and conditions of this License Agreement as the initial contribution by Synthonics Technologies, Inc. to MedScape.

     F. MedScape desires to use that proprietary technology to develop the software products referenced above.

     NOW THEREFORE, in consideration of the foregoing, the mutual covenants and obligations hereinafter contained, and other good and valuable consideration, Synthonics, Incorporated and MedScape agree as follows:

                                      TERMS

1.0 DEFINITIONS

1.1 Usage

     All words, terms and phrases used in this License Agreement shall have meanings ascribed to them in standard English language dictionaries. However, where this License Agreement specifically defines a word, term or phrase, that definition shall be used in this License Agreement. That definition shall govern whether the term is used in the singular or plural, and shall apply regardless of the gender of the object or person to which it is applied. Capitalization will have no effect on the meaning of the word, term or phrase in question.

1.2 Synthonics, Incorporated

     "Synthonics, Incorporated" means the California corporation having that name with its principal offices at 31324 Via Colinas, Suite 106, Westlake Village, California 91362, and its successors, any surviving Entity into which that corporation may be merged, or any Entity resulting from a consolidation of that corporation with any other Entity. Synthonics, Incorporated is the licensor in this License Agreement. It is understood that Synthonics, Incorporated is acting as the wholly owned subsidiary of Synthonics Technologies, Inc., and that Synthonics, Incorporated is and shall be completely controlled by Synthonics Technologies, Inc..

1.3 MedScape

     "MedScape" means the California limited liability company having that name with its principal offices at 31324 Via Colinas, Suite 106, Westlake Village, CA 91362, and its successors, any surviving Entity into which that limited liability company may be merged, or any Entity resulting from a consolidation of that limited liability company with any other Entity. MedScape is the licensee in this License Agreement.

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1.4 Affiliate

     "Affiliate" means, with respect to a party to this License Agreement, any Entity in which such party, its managers or members, singly or cumulatively, has a direct or indirect ownership interest exceeding twenty percent (20%), or any Entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such party. The term "control" means possession, direct or indirect, of the powers to direct or cause the direction of the management or policies of a person or Entity; whether through ownership of equity participation, voting securities, or beneficial interests; by contract; by agreement; or otherwise.

1.5 Distributor

     "Distributor" means any person or Entity engaged by MedScape, or any agent or representative of MedScape, which distributes any Licensed Product(s) to any End User, either directly or indirectly through other distributors.

1.6 Effective Date

     "Effective Date" means the date upon which this License Agreement is fully executed.

1.7 End User(s)

     "End User" means any individual or Entity licensed to use Licensed Product(s) for his/her/its own use, in the regular conduct of its own business and not for licensing to other Entities or individuals.

1.8 Entity

     "Entity" means a corporation, a limited liability company, an association, a joint venture, a partnership, a trust, a business, a government or political subdivision thereof, including an agency, or any other organization which can exercise independent legal standing.

1.9 Gross Revenues

     "Gross Revenues" means the actual money received, in the ordinary course of business, as revenues for goods or services less any returns or allowances granted.

1.10 Improvements

     "Improvements" means any alterations, modifications, revisions, enhancements, betterments, and the like of the software codes or ideas related directly to the Licensed Technology, made at the request of MedScape during the term of this License Agreement. Notwithstanding the foregoing, software codes or ideas that are patentable shall not be considered Improvements of the Licensed Technology under this License Agreement.

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1.11     Invention

     "Invention" means any idea, design, concept, technique, discovery, or Improvement, whether or not patentable, copyrightable or otherwise protectable as intellectual property, which is conceived or brought to practice as a result of work done or acquisition made by MedScape or Synthonics, Incorporated during the term of this License Agreement.

1.12 Know-How

     "Know-How" means information, skills, ingenuity, and other intellectual property which are not generally known to the public, including without limitation knowledge, techniques, processes, and Inventions relating to or developed in connection with the Licensed Technology and owned, developed, or acquired by and proprietary to Synthonics, Incorporated during the term of this License Agreement. Information, skills, ingenuity, and other intellectual property which Synthonics, Incorporated does not have the right, by restriction in a prior contract, restriction under government law, or otherwise, to disclose or transfer to MedScape shall be specifically excluded from the definition of Know-How for purposes of this License Agreement.

1.13 License Agreement

     "License  Agreement"  means the license  agreement in which this Subsection
1.13 appears. This License Agreement is between Synthonics, Incorporated, as licensor, and MedScape, as licensee. Also included in this License Agreement are all Exhibits attached hereto and all amendments which may be made.

1.14 Licensed Process

     "Licensed Process" means any process or method which makes use of or incorporates all or any part of the Licensed Technology combined directly or indirectly with all or any part of the technology licensed in the Harrell License Agreement and the H&M Associates License Agreement.

1.15 Licensed Product(s)

     "Licensed Product(s)" means any product, apparatus, or service the production, manufacture, sale, lease, use, or practice of which incorporates or makes use of all or any part of the Licensed Technology combined directly or indirectly with all or any part of the technology licensed in the Harrell License Agreement and the H&M Associates License Agreement. It is understood that the Licensed Products are products, apparatus, or services which are only for use in diagnosis, treatment planning, and image management by orthodontists, dentists, oral surgeons and cosmetic surgeons.

1.16 Licensed Technology

     "Licensed Technology" means proprietary technology and intellectual property owned by Synthonics, Incorporated relating to photogrammetry described on Exhibit B attached to this License Agreement and incorporated by this reference.

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1.17 Original Members

     "Original Members" means Harrell, Synthonics Technologies, Inc., and H&M Associates, the three members of MedScape after the execution of the First Amended Operating Agreement.

1.18 Harrell License Agreement

     "Harrell License Agreement" means the license agreement between Harrell and MedScape executed prior to or concurrently with this License Agreement.

1.19 H&M Associates License Agreement

     "H&M Associates License Agreement" means the license agreement between H&M Associates and MedScape executed prior to or concurrently with this License Agreement.

1.20 Confidential Information

     "Confidential Information" means all information or material that is confidential and proprietary to the disclosing party, including, without limitation, the following types of information or material or other information or material of a similar nature:

     (a) Software (in various stages of development);

     (b) Designs;

     (c) Drawings;

     (d) Specifications;

     (e) Models;

     (f) Source Code;

     (g) Object Code;

     (h) Documentation;

     (i) Diagrams;

     (j) Flow Charts;

     (k) Marketing and Development Plans;

     (l) Business Plans;

     (m) Financial Information;

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     (n) Procedures;

     (o) Processes; and

     (p) Customer and Contact Lists.

All written information and material which are provided by either party to the other shall be deemed to be Confidential Information if it is prominently marked "Confidential." Additionally, all verbal information disclosed by a party to the other party shall be deemed Confidential Information if it is identified as such in writing within five (5) days of disclosure. Information disclosed by one party to the other shall cease to be Confidential Information only if the party or parties to whom such disclosure is made can prove by written, clear, and convincing evidence that the Confidential Information 0) is now or has subsequently become generally known or available to or from the general public,
(ii) is known to the party to whom such disclosure is made at the time of receipt, (iii) is provided by the disclosing party to a third party without restriction or disclosure, (iv) is subsequently provided to the party to whom disclosure is made by a third party without restriction on disclosure, or (v) is independently developed by the party to whom disclosure is made, and the person or persons developing the same have not had access to the Confidential Information of the disclosing party.

2.0 LICENSE RIGHTS GRANTED/RESERVED

2.1 Grant of Rights

     (a) Subject to the terms and conditions of this License Agreement, Synthonics, Incorporated hereby grants to MedScape, and MedScape hereby accepts, worldwide, exclusive license rights to use the Licensed Technology for the development of Licensed Products and Licensed Processes and the production, manufacture, marketing, distribution, sale, lease, or other transfers of Licensed Products and/or Licensed Processes during the term of this License Agreement.

     (b) MedScape shall be given only the object code for the computer programs included in the Licensed Technology and any Improvements thereon. Synthonics, Incorporated agrees that it will be reasonably responsive to MedScape's requests for alterations and Improvements that MedScape wants to have made in the source code of the computer programs included in the Licensed Technology. In a reasonably timely manner, Synthonics, Incorporated shall make such alterations and Improvements, where such can reasonably be made, at a cost to MedScape equal to Synthonics, Incorporated's actual costs. At all times, Synthonics, Incorporated shall have title to and full ownership of the Licensed Technology including, without limitation, all Improvements and all software codes or ideas which are patentable.

     (c) Within thirty (30) days after the execution of this License Agreement, Synthonics, Incorporated and MedScape shall execute and deliver a Master Source Code Escrow Agreement (hereinafter referred to as "Escrow Agreement") providing, among other things, that MedScape would have the right to obtain the source code from the escrow agent designated in the Escrow Agreement and use it to maintain, update, and enhance the computer software included as part of the Licensed Technology in the event that (i) Synthonics, Incorporated materially fails to perform its obligations pursuant to this License Agreement, or (ii) Synthonics, Incorporated becomes bankrupt or insolvent.

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     (d) This grant will extend to and  authorize the  production,  manufacture, marketing, distribution, sale, lease or other transfer of Licensed Products and/or Licensed Processes directly or through an Affiliate, Distributor, or retail  outlet and shall  authorize End Users' use of Licensed  Products  and/or
Licensed   Processes   transferred   by  MedScape  or   MedScape's   Affiliates,
Distributors, or retail outlets.

2.2 Royalties

     As a royalty, Synthonics, Incorporated will receive, quarterly in arrears, three percent (3%) of the Gross Revenues of MedScape. MedScape will provide Synthonics, Incorporated with a written accounting of the royalty calculation along with each payment. Synthonics, Incorporated shall be entitled to inspect and copy the financial books and records of MedScape relating to the calculation of royalties at any time upon reasonable notice.

2.3 Rights to Sublicense

     Unless specifically authorized in writing by Synthonics, Incorporated, MedScape shall not either directly or indirectly, sell, transfer, sublicense, assign in whole or in part, convey, pledge, or otherwise dispose of this License Agreement, the Licensed Technology, or any right, duty, or license granted by this License Agreement to any individual or Entity except as provided in the immediately subsequent sentence. MedScape shall be permitted to grant the right to use the Licensed Product(s) and the Licensed Processes to (i) End Users, and
(ii) manufacturers or developers of Licensed Products. Except as specifically provided in this License Agreement, any attempted sale, transfer, sublicense, assignment in whole or in part, conveyance, pledge, or other disposition of this License Agreement, the Licensed Technology, or any right, duty, or license granted by this License Agreement without the prior express written consent of Synthonics, Incorporated is null and void and is a material breach of this License Agreement. Synthonics, Incorporated may refuse to give its consent to such action in the sole and absolute discretion of Synthonics, Incorporated.

2.4 Rights Reserved

     This License Agreement shall not be interpreted or construed as granting to MedScape any rights, express or implied, by estoppel or otherwise, to any copyrights, patents, patent applications, inventions, methods, technical information, confidential information, proprietary information, expertise, Know-How, trade secrets, or knowledge not specifically licensed by this License Agreement; and all such items and rights not expressly granted to MedScape by this License Agreement are expressly reserved by Synthonics, Incorporated. The words used in this Subsection 2.4 are intended to have their broadest possible meanings, and are not to be limited by definitions set forth in this License Agreement. Without limitation, nothing contained in this License Agreement shall be construed as granting MedScape any right or license to produce, process or otherwise manufacture, use, sell, lease or otherwise transfer any items other than Licensed Product(s) and Licensed Process(es).

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2.5 Rights Granted Back to Licensor

     MedScape hereby grants to Synthonics, Incorporated, and Synthonics, Incorporated accepts, worldwide, non-exclusive, royalty-free license rights to use, produce, manufacture, market, distribute, sell, lease or otherwise transfer any Improvements and Inventions and all copyrighted, non-copyrighted, patented, non-patented, technological or Know-How developments relative to the Licensed Technology arising from MedScape's use, research, or development associated with the Licensed Technology.

2.6 Training and Support

     At no additional charge to MedScape, Synthonics, Incorporated agrees to provide, from time to time, up to a total of 40 (forty) hours of training concerning the Licensed Technology to one or more of MedScape's representatives, as shall be designated by MedScape. Any training in excess of such 40 hours shall be provided at reasonable rates to be agreed upon by Synthonics, Incorporated and MedScape, which shall in no event exceed rates Synthonics, Incorporated may charge to third parties for similar training.

3.0 TERM AND TERMINATION

3.1 Term of Agreement

     The term of this License Agreement shall commence on its Effective Date and this License Agreement shall terminate on the sixth (6th) anniversary of the Effective Date unless this License Agreement earlier terminates by operation of law or by acts of the parties in accordance with the terms of this License Agreement; provided, however, that (i) Synthonics, Incorporated shall have the option to terminate this License Agreement at any time prior to the second (2nd) anniversary of the Effective Date of this License Agreement in the event that, for any three fiscal quarters taken as a whole, the actual Gross Revenues of MedScape are not at least twenty-five percent (25%) of the projected Gross Revenues of MedScape as shown in Exhibit A attached to this License Agreement and incorporated by this reference, and (ii) MedScape shall have the option to renew this License Agreement for an unlimited number of additional successive six (6) year terms provided that MedScape is not in default under this License Agreement at the time any particular option is exercised and, with respect to the option for any particular six (6) year renewal term, Synthonics, Incorporated shall have received during the previous six (6) year term an aggregate of at least $5,000,000 in royalties under this License Agreement and cash member distributions from MedScape.

3.2 Licensee's Rights to Termination

     This License Agreement may be terminated at any time by MedScape. In order to terminate, MedScape must give written notice of termination at least sixty
(60) days prior to actual termination.

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3.3 Licensor's Rights to Termination

     (a) Upon (i) any material breach of or default under this License Agreement by MedScape, (ii) the termination of the Harrell License Agreement or the H&M Associates License Agreement, or (iii) the failure of MedScape to actually receive at least $250,000 in cash contributions from equity investors other than the Original Members within 180 days of the Effective Date, Synthonics, Incorporated may terminate this License Agreement.

     (b) Synthonics, Incorporated shall give MedScape written notice of termination prior to terminating this License Agreement. Such notice shall state the cause(s) for termination and the procedures, if any, MedScape must follow to prevent such termination. MedScape shall have thirty (30) days after the effective date of the notice to remedy the stated cause(s) for termination, according to the procedures stated, otherwise this License Agreement and all rights granted MedScape shall automatically terminate at the end of the thirtieth (30th) day.

     (c) In the event MedScape ceases conducting business in a normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or avails itself of, or becomes subject to, any proceeding under the Federal Bankruptcy Act or any other statute of any state or country relating to insolvency or the protection of creditor rights, this License Agreement shall immediately and automatically terminate on the occurrence of any such event.

3.4 Results of Termination

     Should this License Agreement be terminated for any reason, excepting a material breach by Synthonics, Incorporated which is not cured or remedied by Synthonics, Incorporated within thirty (30) days after the effective date of notice given to Synthonics, Incorporated which specifically describes the material breach and the procedures, if any, Synthonics, Incorporated must follow to remedy or cure it, then MedScape shall cease all use of the Licensed
Technology for any purpose, and shall cease all production, manufacturing, marketing, distribution, sale, lease, or transfer of the Licensed Product(s) and Licensed Process(es). Termination of this License Agreement shall not affect the rights granted back to Synthonics, Incorporated by this License Agreement nor any other provisions, the nature of which are intended to survive such termination. Within ten (10) days after termination of this License Agreement, MedScape shall return to Synthonics, Incorporated the computer programs included as part of the Licensed Technology in the form provided by Synthonics, Incorporated or as modified by Synthonics, Incorporated or as modified by MedScape, and shall deliver to Synthonics, Incorporated all documentation and records of any sort, whether on paper, magnetic media, memory, etc., and all copies wherever located, referring or relating to all or any part of the Licensed Technology.

4.0 REPRESENTATIONS AND WARRANTIES OF SYNTHONICS, INCORPORATED

     Synthonics, Incorporated hereby represents and warrants to MedScape that:

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     (a) To the best of its knowledge, Synthonics,  Incorporated's execution and delivery of this License Agreement, and the performance of its obligations under this License Agreement, do not breach, and will not result in a breach or violation of any indenture, security interest, mortgage, grant, research project, endowment, gift, contract or other agreement or commitment to which
Synthonics  Technologies,  Inc.,  Synthonics,   Incorporated  or  any  of  their
Affiliates is a party or is bound or of any law, governmental rule, regulation, order or grant.

     (b) To the best of its knowledge, Synthonics, Incorporated owns all right, title and interest in and to all the Licensed Technology.

     (c) To the best of its knowledge, neither the Licensed Technology, nor any component part thereof, nor the grant of the rights by Synthonics, Incorporated to MedScape hereunder or MedScape's exercise of such rights infringes or will infringe upon the contractual or proprietary rights or intellectual property rights of any third party.

     (d) To the best of its knowledge, there is no action, suit, claim, arbitration, or proceeding pending or threatened (or basis therefor) which (i) questions this License Agreement or the power, authority and right of Synthonics, Incorporated to execute, deliver and perform its obligations under this License Agreement, or (ii) alleges that the Licensed Technology infringes any rights (including intellectual property rights) of any third party.

5.0 CONFIDENTIAL INFORMATION RESTRICTIONS

5.1 Protection Requirements

     (a) Each party acknowledges that the other party (the "Disclosing Party") may be required to disclose to it (the "Receiving Party") information which is Confidential Information considered to be the Disclosing Party's intellectual property. Each party agrees to take reasonable precautions to protect such Confidential Information and preserve its confidential, proprietary, or trade secret status. The Receiving Party shall use at least the same degree of care and precaution as is customarily used to protect its own Confidential Information or which would customarily be used in the software or high
technology   industries.   A  Receiving   Party  shall  hold  and  maintain  the
Confidential Information disclosed to it in the strictest confidence and in trust for the sole and exclusive benefit of the Disclosing Party.

     (b) The Receiving Party shall utilize all such Confidential Information solely for furthering the objectives of this License Agreement and it will not, either during the term of this License Agreement or at any time subsequent to the termination of this License Agreement, otherwise use such information for its own benefit or for the benefit of others; nor will it publish or otherwise disclose such Confidential Information to any other individual or Entity without first complying with the terms of this License Agreement and obtaining written consent from the Disclosing Party, which consent may be withheld in the sole discretion of the Disclosing Party.

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     (c) The obligations of Synthonics,  Incorporated  and MedScape  pursuant to the provisions of this License Agreement regarding Confidential Information shall survive termination of this License Agreement for a period of five (5) years.

     (d) The Receiving Party may allow employees and independent contractors to access and use the Confidential Information as reasonably necessary in the performance of their duties for the Receiving Party and in the exercise of the Receiving Party's rights hereunder. All such employees and independent contractors shall be contractually obligated in writing to make no other use of the Confidential Information before such access and use is permitted. Upon request, the Receiving Party shall provide copies of said writings to the Disclosing Party. The Receiving Party shall take all reasonable precautions necessary to ensure that no employee or independent contractor makes an unauthorized use or disclosure of the Confidential Information.

     (e) In the event of a default or an imminent default under this License Agreement, and upon request, the Receiving Party shall immediately return to the Disclosing Party any and all records, notes, and other written, printed, and tangible material, and copies thereof pertaining to the Confidential Information disclosed. The Disclosing Party may be liable to the Receiving Party for any damages which may be suffered by the Receiving Party as a result of compliance with any such request which is improper or unjustified.

     (f) MedScape will not copy all or any portion of the computer programs which are included in the Licensed Technology other than as expressly allowed pursuant to this License Agreement or as Synthonics, Incorporated may specifically authorize in writing. MedScape agrees to respect and not to remove, obliterate, or cancel from view any copyright, trademark, or confidentiality notice, mark, or legend appearing on any of such computer programs or output generated by such computer programs. Further, MedScape agrees not to modify, disassemble, or decompile such computer programs, or any portion thereof.

     (g) Notwithstanding any of the foregoing provisions, nothing in this License Agreement shall prevent a Receiving Party from disclosing all or part of the Confidential Information that it is legally compelled to disclose, by oral deposition, interrogatories, requests for information or documents, subpoena, civil investigative demand, or any other process; provided, however, that before any such disclosure the Receiving Party shall notify the Disclosing Party in writing of any such order or request to disclose and cooperate with the Disclosing Party (at the Disclosing Party's cost) with respect to any procedures sought to be pursued by the Disclosing Party in protecting against such disclosure.

6.0 INTELLECTUAL PROPERTY MAINTENANCE AND MARKINGS

6.1 Maintenance

     Synthonics, Incorporated shall prosecute and maintain the intellectual property included in the Licensed Technology during the term of this License Agreement. Matters related to the prosecution, filing and maintenance of all copyrights, trademarks and patents related to the Licensed Technology shall be primarily the responsibility of Synthonics, Incorporated; provided, however, MedScape shall be given reasonable opportunity to advise Synthonics, Incorporated concerning such matters, and MedScape agrees to reasonably cooperate with Synthonics, Incorporated in such matters.

6.2 Markings

     MedScape shall comply with all applicable United States and foreign statutes relating to the marking of Licensed Product(s), Licensed Product packaging, and Licensed Processes with patent pending, patent number(s), copyrights, trademark or other intellectual property notices and legends required to maintain the intellectual property rights included in the Licensed Technology.

7.0 WARRANTIES

7.1 Warranties, Rights and Liabilities

SYNTHONICS, INCORPORATED MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE LICENSED TECHNOLOGY NOT EXPRESSLY SET FORTH IN THIS LICENSE AGREEMENT. ALL ITEMS INCLUDED IN THE LICENSED TECHNOLOGY ARE MADE AVAILABLE BY SYNTHONICS, INCORPORATED TO MEDSCAPE STRICTLY ON AN "AS IS" BASIS. SYNTHONICS, INCORPORATED DOES NOT WARRANT THAT THE LICENSED TECHNOLOGY IS ERROR FREE OR THAT IT WILL MEET MEDSCAPE REQUIREMENTS. MEDSCAPE ACKNOWLEDGES THAT THE COMPUTER SOFTWARE INCLUDED IN THE LICENSED TECHNOLOGY IS IN A DEVELOPMENT STAGE AND IS NOT IN A FINAL, USABLE FORM. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED AND EXCLUDED. THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE LICENSED TECHNOLOGY, TANGIBLE ITEMS TO BE DELIVERED TO MEDSCAPE WHICH RELATE TO THE LICENSED
TECHNOLOGY,  AND  ANY  PRODUCTS,  SERVICES  OR  METHODS  BASED  ON THE  LICENSED
TECHNOLOGY IS ASSUMED BY MEDSCAPE. NO SYNTHONICS, INCORPORATED AGENTS OR EMPLOYEES SHALL ASSUME ANY PERSONAL LIABILITY RESULTING FROM ANY EXERCISE OF RIGHTS GRANTED UNDER THIS LICENSE AGREEMENT. NO AGENT OF SYNTHONICS,
INCORPORATED IS AUTHORIZED TO ALTER OR EXCEED THE WARRANTY OBLIGATIONS OF SYNTHONICS, INCORPORATED SET FORTH IN THIS LICENSE AGREEMENT.

8.0 INFRINGEMENT; INDEMNIFICATION; LIMITATION ON LIABILITY

8.1 Obligation to Notify

     (a) Should either Synthonics, Incorporated or MedScape become aware of any infringement or potential infringement of any intellectual property rights included in the Licensed Technology, it shall give the other party prompt written notice detailing as many facts as possible concerning such infringement or potential infringement.

     (b) Synthonics, Incorporated and MedScape agree that they shall promptly give each other written notice of any action taken to enforce or defend any intellectual property rights included in the Licensed Technology.

8.2 Obligation to Enforce

     Notwithstanding any other provisions of this License Agreement, neither Synthonics, Incorporated nor MedScape shall be obligated to institute suit or take any action against any alleged infringer of the Licensed Technology.

8.3 Rights to Join or Obtain Support

     (a) Synthonics, Incorporated shall have the right to join MedScape as a party plaintiff in any action brought by Synthonics, Incorporated to enforce any intellectual property rights included in the Licensed Technology. Should Synthonics, Incorporated so join MedScape, Synthonics, Incorporated shall pay all expenses incurred by MedScape in connection with its participation in the action, and Synthonics, Incorporated shall indemnify MedScape against any losses, judgments, or awards that MedScape may incur as a result of such action.

     (b) MedScape shall have the right to join Synthonics, Incorporated as a party plaintiff in any action brought by MedScape to enforce any intellectual property rights included in the Licensed Technology. Should MedScape so join Synthonics, Incorporated, MedScape shall pay all expenses incurred by Synthonics, Incorporated in connection with its participation in the action, and MedScape shall indemnify Synthonics, Incorporated against any losses, judgments, or awards that Synthonics, Incorporated may incur as a result of such action.

     (c) At the expense of the requesting party, Synthonics, Incorporated and MedScape agree to furnish to the other data, records, evidence, testimony, technical assistance, and cooperation as reasonably necessary to facilitate any actions or defenses against actions, including without limitation reexamination or reissue proceedings, brought by or against Synthonics, Incorporated or MedScape in connection with the defense or enforcement of any intellectual property rights included in the Licensed Technology.

8.4 Licensed Technology Infringes Third Party's Rights

     Should a claim that the Licensed Technology infringes a third party's intellectual property rights be threatened or made against Synthonics, Incorporated, MedScape, or any Entity receiving rights to the Licensed
Technology through MedScape pursuant to the provisions of this License Agreement, Synthonics, Incorporated and MedScape agree that they shall give the other party prompt written notice detailing as many facts as possible concerning such claim.

8.5 Indemnification

     (a) Synthonics, Incorporated will indemnify MedScape from and against any and all liability, costs, expenses or damages of any kind or nature, including but not limited to reasonable fees of attorneys, accountants and other professionals, incurred by MedScape as a result of any claim or proceeding brought against MedScape (or its sublicensees or customers) by any individual or Entity not a party to this License Agreement, which claim or proceeding is based in whole or in part on any of the representations and warranties contained in

Section 4 hereof being untrue, provided that MedScape will promptly notify Synthonics, Incorporated of any such claim or proceeding in writing and will give Synthonics, Incorporated the opportunity to defend or settle by its sole control such claim or proceeding. MedScape agrees to cooperate with Synthonics, Incorporated, at Synthonics, Incorporated's expense, in defending or settling any such claim or proceeding. Synthonics, Incorporated will not be liable under this Section 8.5 to the extent that the claim or proceeding brought against MedScape is based on modifications or enhancements to the Licensed Technology made by MedScape or its agents or Affiliates.

     (b) MedScape will indemnify Synthonics, Incorporated from and against any and all liability, costs, expenses or damages of any kind or nature, including but not limited to reasonable fees of attorneys, accountants, and other professionals, incurred by Synthonics, Incorporated as a result of any claim or proceeding brought against Synthonics, Incorporated by any individual or Entity not a party to this License Agreement, which claim or proceeding is based in whole or in part on MedScape's (i) use of the Licensed Technology in a manner exceeding the scope of rights granted to MedScape pursuant to this License Agreement, 00 use of the Licensed Technology in any manner inconsistent with the terms and conditions of this License Agreement, or (iii) use of the Licensed Technology after Synthonics, Incorporated's written reasonable notice that MedScape should cease the use of the Licensed Technology due to an infringement claim.

8.6 Limitation of Liability

     EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY LOSS (DIRECT OR INDIRECT) OF PROFITS, LOSS OF BUSINESS REVENUE, OR FAILURE TO REALIZE EXPECTED SAVINGS OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGES OF ANY NATURE OCCASIONED BY THE PARTY'S PERFORMANCE OR NON-PERFORMANCE OF ITS OBLIGATIONS PURSUANT TO THIS LICENSE AGREEMENT. IN NO EVENT SHALL SYNTHONICS, INCORPORATED'S AGGREGATE LIABILITY PURSUANT TO THIS LICENSE AGREEMENT EXCEED THE AGGREGATE AMOUNT OF ROYALTY
PAYMENTS RECEIVED BY SYNTHONICS, INCORPORATED FROM MEDSCAPE. THE ABOVE LIMITATION SHALL NOT APPLY TO VIOLATIONS OF THE REPRESENTATIONS AND WARRANTIES DESCRIBED IN SECTION 4.0 ABOVE OF THIS LICENSE AGREEMENT.

9.0 GENERAL PROVISIONS

9.1 Assignment

     This License Agreement may not be assigned or transferred by either party without the prior written consent of the other party. Such consent may be withheld in the sole, absolute discretion of either party.

9.2 Mediation

     If any dispute arises under this License Agreement, the parties shall negotiate in good faith to settle such dispute. If the parties cannot resolve such dispute themselves within ten (10) days, then either party to the dispute may submit the dispute to mediation by a mediator approved by both parties. The parties shall both cooperate with the mediator. If the parties cannot agree to any mediator, then the dispute shall be mediated by the Judicial and Arbitration Mediation Service, Inc. office nearest the party submitting the dispute. The parties shall share equally in the costs of such mediator.

9.3 Arbitration

     In the event that any dispute which arises under this License Agreement is not resolved within a total of thirty (30) days by mediation as provided above in Subsection 9.2 above of this License Agreement, such dispute shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association. After the failure to settle through mediation, arbitration shall be the exclusive dispute resolution process. Any party may commence arbitration by sending a written demand for arbitration to the other party. Such demand shall set forth the nature of the matter to be resolved by arbitration. Any arbitration shall take place in Sacramento, California. The substantive law of the State of California shall be applied by the arbitrator to the resolution of the dispute. The parties shall share equally all initial costs of arbitration. The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration. All decisions of the arbitrator shall be final, binding, and conclusive on both parties. Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitrator (if permitted under applicable law) or such court may issue a writ of execution to enforce the arbitrator's decision.

9.4 Entire Agreement

     This License Agreement and the First Amended Operating Agreement constitute the entire agreement and understanding between Synthonics, Incorporated and MedScape with respect to the Licensed Technology, and any modification of this License Agreement shall be in writing and shall be signed by a duly authorized representative of both Synthonics, Incorporated and MedScape. There are no understandings, representations, or warranties, between Synthonics, Incorporated and MedScape concerning the Licensed Technology which are not fully expressed in this License Agreement or in the First Amended Operating Agreement and no rights are granted by this License Agreement which are not expressly set forth in this License Agreement.

9.5 Export Control

     This License Agreement is subject to laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and all other export controlled commodities that may be imposed by the United States or any country or organization of nations within whose jurisdiction MedScape operates or does business. These laws include, but are not limited to, the Arms Export Control Act and the Export Administration Act as they may be amended. All rights granted by this License Agreement are contingent upon compliance with these laws and regulations. MedScape shall not, directly or indirectly, export any export controlled commodities, which are subject to this License Agreement, unless the required authorization and/or license is obtained from the proper government agency(ies) prior to export. By granting rights in this License Agreement, Synthonics, Incorporated does not represent that export authorization or an export license will not be necessary or, if necessary, that such authorization or export license will be granted.

9.6 Force Majeure

     Neither Synthonics, Incorporated nor MedScape shall be in default of the terms of this License Agreement because it delays performance or fails to perform such terms, provided such delay or failure is not the result of the party's intentional or negligent acts or omissions, but the result of causes beyond the reasonable control of such party. Causes reasonably beyond the control of Synthonics, Incorporated and MedScape shall include, but not be limited to, revolutions; civil disobedience; fires; acts of God, war, or public enemies; blockades; embargoes; strikes; labor disputes; laws; governmental, administrative or judicial orders, proclamations, regulations, ordinances, demands, or requirements; delays in transit or deliveries; or inability to secure necessary permits, permissions, raw materials, or equipment.

9.7 Governing Law

     This License Agreement shall be deemed to have been made in California and shall be governed and construed in accordance with the laws of the State of California.

9.8 Headings

     The section and subsection titles and headings contained in this License Agreement are for convenience and reference only. Such titles and headings do not form a part of this License Agreement, shall not define or limit the scope of the sections or subsections, and shall not affect the construction or interpretation of any of the sections or subsections.

9.9 Independence of the Parties

     Synthonics Incorporated and MedScape are independent entities engaged in independent business, and neither party nor any agent or employee of either party shall be regarded as an agent or employee of the other except to the extent that Synthonics Technologies, Inc., the parent of Synthonics, Incorporated, is a member of MedScape. Nothing herein shall be construed as reserving to either party the right to control the other in the conduct of its employees or business, nor shall either party have the authority to make any promise, guarantee, warranty, or representation which will create any obligation or liability whatsoever, whether express or implied, on behalf of the other. Synthonics, Incorporated and MedScape are not joint ventures or partners in any sense.

9.10 Modifications

     Either Synthonics, Incorporated or MedScape may propose a modification to this License Agreement. The proposing party shall give the other party notice which sets forth the proposed modification. Within thirty (30) days following the effective date of such notice, the other party shall accept or reject the modification proposed. Synthonics, Incorporated and MedScape agree to work in good faith to modify this License Agreement should modification be required to meet the needs of either party.

9.11 Notices

     Any notice, demand, or communication required or permitted to be given by any provision of this License Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally or by express mail or courier service (with receipt acknowledged) to the party or to a manager of the party to whom the same is directed, if telecopied or sent via facsimile (with receipt acknowledged) to the party or a manager of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the party's address as appropriate, which is set forth below or to such other address as may be designated by written notice from either party to the other party. Except as otherwise provided herein, any such notice shall be deemed to be given two (2) business days after the date on which the same was deposited in the United States mail, addressed and sent as indicated above, if sent by mail or upon confirmation of receipt if delivered by telecopier, facsimile, personal delivery, or courier service.

      Synthonics, Incorporated's Notification Address:

          Synthonics, Incorporated
          31324 Via Colinas, Suite 106
          Westlake Village, CA 91362

     MedScape's Notification Address:

          MedScape, LLC
          31324 Via Colinas
          Suite 106
          Westlake Village, CA 91362

          With Copies to:

               H&M Associates, LLC
               1 Scripps Drive, Suite 101
               Sacramento, CA 95825

               and

               William E. Harrell, Jr., DMD, P.C.
               Suite 1A, Medical Arts Bldg.
               125 Alison Drive
               Alexander City, AL 35010

9.12 Severability

     The provisions of this License Agreement are severable, and should any provision(s) be determined, by agreement of the parties or by an arbitrator or a court of competent jurisdiction to be invalid, illegal or unenforceable, the parties and the arbitrator or the court shall have the right to strike the provision(s) or modify the provision(s), within the original intent of the parties, to make the provision(s) valid and enforceable. The remainder of this License Agreement shall remain in full force and effect.

9.13 Waiver of Rights

     In order to be effective, any waiver, by either party, of any right under this License Agreement must be in a writing signed by an authorized representative of the party making the waiver. No such waiver or failure of Synthonics, Incorporated or MedScape to enforce a right or strict performance under this License Agreement shall be deemed to be a waiver or forbearance which would in any way prevent Synthonics, Incorporated or MedScape from subsequently asserting or exercising any such right, making a claim not specifically waived, or requiring strict performance of this License Agreement. No such waiver or failure to enforce shall affect the validity of this License Agreement or be a continuing waiver excusing compliance with any provision of this License Agreement in the future.

9.14 Insolvency

     Each party hereto acknowledges that if such party, as a debtor-in-possession, or if a trustee in bankruptcy, in a case under of Title 11, United States Code (the "Bankruptcy Code") rejects this Agreement, then the other party may elect to retain its rights under this Agreement as provided in
Section 365(n) of the Bankruptcy Code. The parties acknowledge and agree that the Licensed Technology hereunder constitutes "intellectual property" as that term is used in the Bankruptcy Code. Upon written request of a party hereto to the other party or the bankruptcy trustee, the party to whom such request is made or such trustee will not interfere with the rights of the requesting party as provided in this Agreement.

9.15 Counterparts

     This Agreement may executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts, individually or taken together, shall bear the signatures of all the parties hereto.

9.16 Conditions Precedent

     Neither Synthonics, Incorporated nor MedScape shall have any rights or obligations pursuant to this License Agreement until all of the following conditions precedent have been satisfied:

     (a) The Harrell License Agreement has been fully executed and delivered;

     (b) The H&M Associates License Agreement has been fully executed and delivered;

     (c) The First Amended Operating Agreement has been fully executed and delivered; and

     (d) A research and development agreement between MedScape and the Original Members has been fully executed and delivered.

These conditions will be deemed to have failed in the event that they are not satisfied on or before November 30, 1996. In the event of such failure of conditions, the parties to this License Agreement shall have no rights or obligations pursuant to this License Agreement, and this License Agreement shall be null and void as though it was never executed.

9.17 Legal Representation

     The parties acknowledge and agree that neither of them have been represented in connection with this License Agreement by attorney James L. Hanschu or the law firm of Moore, Meegan, Hanschu & Kassenbrock. Although the final version of this License Agreement was generated by Mr. Hanschu, Mr. Hanschu and the law firm of Moore, Meegan, Hanschu & Kassenbrock have represented H&M Associates only. The parties to this License Agreement consulted with independent counsel of their own choosing prior to signing this License Agreement.

     IN WITNESS WHEREOF, Synthonics, Incorporated and MedScape have caused this License Agreement to be executed in duplicate originals by their duly authorized representatives.

LICENSOR:                                LICENSEE:

Synthonics, Incorporated,                MedScape, LLC
a California corporation                 a California limited liability company



/S/ F. Michael Budd                     F. Michael Budd
-------------------------------         ---------------------------------------
By: F Michael Budd, President           By: F. Michael Budd, Manager

                                   EXHIBIT "A"


                    PROJECTED GROSS REVENUES OF MEDSCAPE, LLC
Calendar
Year               1996            1997           1998           1999

Projected            $0            $669        $10,921        $36,286
Gross Revenues
(amounts in thousands)

                                   EXHIBIT "B"

                               LICENSED TECHNOLOGY

The following is a description of the Licensed Technology:

Photogrammetry   (measurement  from  photographs)   proprietary  technology  and
intellectual property consisting of:

1. The software product known commercially as Wireframe Express 4.0 that contains the following software executable files:

     a. WFE40AB.EXE (the main executable program);

     b. Wmerge dll (a dynamic link library that merges wireframe components);

     c. WVRX dlI (a dynamic link library that creates VRX user-interactive files);

     d. WL.dII and WF30QL.dll (dynamic link libraries that creates "QuickLook" photorendered images);

     e.  and  various  support  libraries  including  Ddeml.dll,   Cmdialog.vbx,
     gauge.vbx, ikcoll6.dll, ikdspl6.vbx, ikengl6.dll, Lead5ln.dll, Muscle.vbx, Spin.vbx, Spread20.vbx, Vbrun300.dll and Ver.dll;

2. VRX04.EXE: a real-time, user-interactive rendering viewer that is based on the Argonaut Brender game engine. This viewer can display wireframe models, surface models and phototextured models in standard 3D perspective views as well as stereoscopic 3D that convey depth perception when viewed through red-blue glasses;

3. Software modules that have yet to be incorporated in commercial products, but have the following operating characteristics:

     a. Assign3.dll: a utility for assigning a "generic wireframe model" to a photograph by means of assigning three known 3-dimensional locations on the generic model to three 2 dimensional perspective projection image points of that same object.

     b. Assign4.dll: a utility for fitting (by assignment and scaling) a "generic wireframe model" to a photograph by means of assigning four known 3-dimensional locations on the generic model to four 2-dimensional perspective projection image points of a similar object, thus creating a patient-specific wireframe model; and

4. All Know-How and Confidential Information relating in any manner to the foregoing.


                                      B-1